UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2025

FISCALNOTE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39672	88-3772307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Pennsylvania Avenue NW, 6th Floor,
Washington, D.C. 20004
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202)793-5300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	NOTE	NYSE
Warrants to purchase 0.131 shares of Class A common stock, each at an exercise price of $11.50 per warrant	NOTE.WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 herein is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 22, 2025, pursuant to the authority previously reported in the Definitive Information Statement on Schedule 14C (the “Information Statement”) filed by FiscalNote Holdings, Inc. (the “Company”) with the United States Securities and Exchange Commission (the “SEC”) on August 8, 2025, the Company’s Board of Directors (the “Board”) set the ratio at which the Company would effect a reverse stock split (the “Reverse Stock Split”) of the Company’s shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and collectively, the “Common Stock”), at 1-for-12 and, to implement such Reverse Stock Split, approved and authorized the filing of a Certificate of Amendment to the Company’s Certificate of Incorporation (the “Certificate of Amendment”) to become effective as of 4:30 p.m. on August 29, 2025 (the “Effective Time”).

As a result of the Reverse Stock Split, every twelve (12) shares of the Company’s pre-split Class A Common Stock and pre-split Class B Common Stock will be combined into one (1) share of the Company’s post-split Class A Common Stock or post-split Class B Common Stock, as the case may be, without any change in par value per share. No fractional shares will be issued in connection with the Reverse Stock Split and all such fractional interests will be rounded down to the nearest whole number of shares of Common Stock. Stockholders who otherwise would be entitled to receive fractional shares of the Common Stock will be entitled to receive cash (without interest or deduction) in lieu of such fractional share interests, in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Company’s transfer agent of all fractional shares otherwise issuable.

The Reverse Stock Split will be effective at the Effective Time, and the Class A Common Stock is expected to begin trading on a Reverse Stock Split-adjusted basis on the NYSE at the opening of the market on September 2, 2025. The trading symbol for the common stock will remain “NOTE,” and the new CUSIP number of the Class A Common Stock following the Reverse Stock Split will be 337655 302.

Each stockholder’s percentage ownership interest in the Company and proportional voting power is expected to remain virtually unchanged as a result of the Reverse Stock Split, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Stock Split.

In addition, the Reverse Stock Split will apply to Class A Common Stock issuable upon the vesting of stock awards and the exercise of the Company’s outstanding warrants, stock options and certain other convertible/derivative securities, with proportionate adjustments to be made to the exercise prices and/or conversion prices thereof. All outstanding Company options and warrants, and certain convertible/derivative securities entitling the holders thereof to purchase shares of Class A Common Stock, if any, will enable such holders to purchase, upon exercise and/or conversion thereof, fewer of the number of shares of Class A Common Stock which such holders would have been able to purchase upon exercise and/or conversion thereof immediately preceding the Reverse Stock Split, at the same total price (but a higher per share price) required to be paid upon exercise and/or conversion thereof immediately preceding the Reverse Stock Split.

The summary of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to Certificate of Incorporation effective August 29, 2025

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCALNOTE HOLDINGS, INC.

By:	/s/ Todd Aman
Name	Todd Aman
Title:	Chief Legal & Administrative Officer
Date:	August 29, 2025